UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2022
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SkyWater Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 851-5200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of New Director.
On February 2, 2022, the Board of Directors (“Board”) of SkyWater Technology, Inc. (the “Company”) elected Gregory B. Graves to serve on the Board effective March 2, 2022. Mr. Graves will serve as a Director for a term expiring at the Company’s 2022 Annual Meeting of Stockholders.
Mr. Graves has served as Chief Financial Officer of Entegris, Inc. since April 2007 and served as Senior Vice President, Strategic Planning & Business Development from 2002 to 2007. Mr. Graves has also served as a director of Laird Superfood since 2018. Prior to joining Entegris, Mr. Graves held positions in investment banking and corporate development, including at Piper Jaffray, RBC (Dain Rauscher) and The Pillsbury Company. From 2017 to 2019, Mr. Graves served as a director and Chairman of the Audit Committee of Plug Power Inc. Mr. Graves has served on the Board of Directors of the Minneapolis Heart Institute Foundation since 2016 and been Chairman of the Audit and Finance Committee since 2019. Mr. Graves received a B.A. and Master’s in Accounting and Taxation from the University of Alabama and an M.B.A. from the University of Virginia.
The Board has determined that Mr. Graves is independent under Nasdaq rules. In conjunction with Mr. Graves’ election to the Board, the Board resolved the composition of the Audit Committee of the Board to comprise Mr. Graves, Gary Obermiller and John Kurtzweil, who will also continue to serve as Chair of the Audit Committee.
Mr. Graves’ compensation will be consistent with that of other non-employee directors paid by the Company pursuant to its Non-Employee Director Compensation Policy, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on December 15, 2021. Such compensation will be pro-rated to reflect the actual time Mr. Graves serves on the Board. In addition, the Board has approved a pro-rated annual grant of restricted stock units to Mr. Graves pursuant to the Company’s standard form of restricted stock unit agreement for Directors.
There are no arrangements or understandings between Mr. Graves and any other person pursuant to which any of them was selected as a director, and there are no transactions related to the Company in which any of them has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, in connection with his appointment, Mr. Graves will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, as generally described under “Executive and Director Compensation – Indemnification of Directors and Officers and Limitation of Liability” in the Company’s S-1 Registration Statement filed with the SEC on March 22, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: February 4, 2022	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	President and Chief Executive Officer